Exhibit 99.1

Certain Servicing & Origination Operations

(a Component of Residential Capital, LLC)

Statements of Assets to be Acquired and

Liabilities Assumed and Statements of

Revenues and Direct Operating Expenses

As of September 30, 2012 and December 31, 2011 and for the Nine Months

Ended September 30, 2012 and the Years Ended December 31, 2011 and 2010

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Member of

Residential Capital, LLC:

We have audited the accompanying Statements of Assets to be Acquired and Liabilities Assumed of Certain Servicing & Origination Operations, a Component of Residential Capital, LLC (“ResCap”), (the “Component”) (a wholly-owned subsidiary of Ally Financial Inc.) as of September 30, 2012 and December 31, 2011, and the related Statements of Revenues and Direct Operating Expenses for the nine-month period ended September 30, 2012 and each of the two years in the period ended December 31, 2011. These financial statements are the responsibility of the Component’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Component’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared to present the assets to be acquired and liabilities assumed and the revenues and direct operating expenses of the Component as discussed in Note 1 to the financial statements, and are not intended to be a complete presentation of the Component’s financial position or results of operations.

In our opinion, such financial statements present fairly, in all material respects, the assets to be acquired and liabilities assumed of the Component as of September 30, 2012 and December 31, 2011, and its revenues and direct operating expenses for the nine-months ended September 30, 2012 and each of the two years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been prepared for the purpose of the proposed transaction discussed in Note 1 to the financial statements.

/s/ Deloitte & Touche LLP

Detroit, Michigan

January 31, 2013

Statement of Assets to be Acquired and Liabilities Assumed

Certain Servicing & Origination Operations

(A Component of Residential Capital, LLC)

($ in thousands)	September 30, 2012	December 31, 2011
Assets to be Acquired
Mortgage servicing rights at fair value	$298,465	$440,362
Accounts receivable:
Servicer advances, net	182,364	155,387
Servicing fees	22,087	25,255

Total accounts receivable, net	204,451	180,642
Fixed assets, net	10,515	10,277

Total assets to be acquired	$513,431	$631,281

Liabilities Assumed
Employee compensation and benefits	$18,622	$17,466
Other liabilities	11,428	14,199

Total liabilities assumed	$30,050	$31,665

Net Assets to be Acquired	$483,381	$599,616

The accompanying notes are an integral part of these financial statements.

Statement of Revenues and Direct Operating Expenses

Certain Servicing & Origination Operations

(A Component of Residential Capital, LLC)

	Nine Months ended September 30,	Years ended December 31,
($ in thousands)	2012	2011	2010
Revenue
Servicing fees	$110,111	$202,618	$248,313
Servicing asset valuation and hedge activities, net	(104,609)	(145,054)	(186,565)

Total servicing income	5,502	57,564	61,748
Gain on sale of mortgage loans, net	37,346	31,732	56,204
Broker fees	45,593	19,850	28,042
Other revenue	6,290	1,804	2,670

Total net revenue	94,731	110,950	148,664
Direct operating expense
Cost to service	39,594	44,252	43,888
Compensation and benefits	37,179	23,644	29,371
Loan processing fees	10,849	2,392	2,313
Compensatory fees	6,875	1,687	7,500
Other noninterest expense, net	11,243	13,530	9,449

Total direct operating expense	105,740	85,505	92,521

Net Revenue after Direct Operating Expenses	($11,009)	$25,445	$56,143

The accompanying notes are an integral part of these financial statements.

Notes to Financial Statements

Certain Servicing & Origination Operations

(A Component of Residential Capital, LLC)

1. Description of Business and Basis of Presentation

These financial statements are intended to present the Assets to be Acquired and Liabilities Assumed and Revenues and Direct Operating Expenses of Certain Servicing & Origination Operations, a Component of Residential Capital, LLC. Residential Capital, LLC (ResCap or the Company) is a non-consolidated wholly owned subsidiary of GMAC Mortgage Group, LLC (GMAC Mortgage Group), which is a wholly owned subsidiary of Ally Financial Inc. (Ally Inc.). These financial statements are being prepared for purposes of the transaction described below as required by Regulation S-X Rule 3-05 of the Securities and Exchange Commission.

ResCap Bankruptcy

On May 14, 2012 (the Petition Date), ResCap and certain of its wholly owned subsidiaries (collectively, the Debtors) filed voluntary petitions (Chapter 11 Cases) for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (Bankruptcy Court).

On October 23, 2012, the Debtors conducted auctions for substantially all of their assets, including their origination, capital markets and servicing operations and other asset portfolios (Section 363 Asset Sales). On November 19, 2012, the Bankruptcy Court approved the auction results, awarding the Debtors origination, capital markets and servicing assets and operations to Ocwen Loan Servicing, LLC (Ocwen). The Debtors finalized the asset purchase agreement (APA) with Ocwen on November 2, 2012. Under a joint bidding arrangement with Ocwen, Walter Investment Management Corp. (Walter) will acquire the Debtors Federal National Mortgage Association (FNMA) mortgage servicing rights (MSR) and the related servicer advances, and the retention and recapture origination and hedging, pooling and loan sale capital markets operations (collectively, Component, we, our or us). Retention and recapture originations represent refinancing originations with respect to the acquired FNMA MSR portfolio. Walter will be acquiring or assuming employees and technology relating to the origination and capital markets operations to be acquired. Walter will not be acquiring or assuming any employees, facilities, processes, technology or other loan servicing infrastructure related to the servicing operations to be acquired.

The proposed Walter transaction is subject to customary regulatory review, the consent of FNMA and certain other approvals and consents and other customary closing conditions. The proposed Walter transaction is expected to close on or about January 31, 2013.

These financial statements do not purport to reflect or provide for the potential consequences of ResCap’s bankruptcy proceedings on the Component and they do not include any adjustments that might result from the outcome of these proceedings. These financial statements are intended to present the operations of the Component, which operated as part of ResCap. The Component financial statements have been prepared on a going concern basis, taking into consideration the planned Walter acquisition described above. In the event Walter does not consummate their acquisition, Ocwen Loan Servicing LLC is obligated to acquire the Component, subject to customary regulatory review and approvals.

Component Operations

The Component was not historically required to be reported or operated as a standalone operation or entity. Numerous functions relating to the Component were performed by ResCap, certain of ResCap’s subsidiaries, or Ally Inc., including key functions such as cash and liquidity management, finance and accounting, accounts payable, human resources, legal, facilities management, and certain information technology support and systems. As a consequence, numerous assets, liabilities, revenues and expenses are commingled with other operations of ResCap and Ally Inc. and are not directly identifiable to the Component. We do not believe that it is practical to prepare carve-out financial statements nor do we believe that such financial statements would provide meaningful information to users of the financial statements as it relates to the assets to be acquired and liabilities assumed and related results of operations.

The accompanying Statements of Assets to be Acquired and Liabilities Assumed and Statements of Revenues and Direct Operating Expenses were prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for the purpose of complying with Rule 3-05 of Regulation S-X and Rules 3-01 and 3-02 of Regulation S-X as they relate thereto of the Securities and Exchange Commission and are not intended to be a complete presentation of the Component’s assets, liabilities, revenues, expenses or cash flows. These financial statements were prepared in lieu of full financial statements or carve-out financial statements. During the periods covered by these financial statements, the Component was operated and accounted for as part of ResCap. These financial statements have been derived from ResCap’s historical accounting records. In the opinion of management, the accompanying financial statements contain all adjustments considered necessary to fairly present the Component assets to be acquired and liabilities assumed and the Component revenues and direct operating expenses. The financial statements do not necessarily represent the assets to be acquired, liabilities assumed, revenues or direct operating expenses of the Component had it been operated as a separate standalone entity.

Notes to Financial Statements

Certain Servicing & Origination Operations

(A Component of Residential Capital, LLC)

The Statements of Assets to be Acquired and Liabilities Assumed include only the specific assets to be acquired and liabilities assumed by Walter. The Statements of Revenue and Direct Operating Expenses include revenues and direct operating expenses associated with the assets to be acquired, liabilities assumed and operations of the Component for which specific identification or allocation was practical. Certain elements of revenue, including servicing fees and servicing asset valuation were allocated based upon the specific assets to be acquired. Other elements of revenue associated with the origination operations to be acquired, including gain on sale of mortgage loans, net and broker fees were allocated based upon the relative proportion of retention and recapture originations to total originations of ResCap. Servicing asset valuation and hedge activities, net, includes an allocation of servicing asset hedging results attributable to the FNMA MSR portfolio. Walter is not acquiring any of the assets or assuming any of the liabilities related to the servicing asset hedging activities. Direct expenses consist primarily of cost to service, compensation and benefits, loan processing fees and other direct expenses related to the Component operations. Cost to service has been allocated based on a dollars per loan basis and dollars per delinquent loan basis. Compensation and benefits has been allocated based upon the expected number of employees to be assumed. Indirect income and expenses such as interest income, interest expense, income taxes, and corporate overhead (e.g., treasury, finance and accounting, human resources, legal) have been excluded from the Statements of Revenue and Direct Operating Expenses. These amounts are not separately identifiable for the assets to be acquired or liabilities assumed.

ResCap maintains a centralized treasury function, whereby all debt and cash is managed on a consolidated basis to fund ResCap’s operations; accordingly, cash and debt and related interest expense were not allocated to the Component. A statement of cash flows, including cash flows from operating, investing and financing activities is not presented as the Component did not maintain a separate cash balance or separate cash flow information. It is not practical to prepare historical cash flow information reflecting the Component’s operating, investing, and financing cash flows, as such information is not reasonably available.

2. Significant Accounting Policies

Use of Assumptions

The preparation of financial statements requires management to make estimates, including the identification and allocation of direct revenue and expenses, assumptions that affect the reported amounts of assets to be acquired and liabilities assumed at the date of the financial statements and related disclosures. In developing these estimates and assumptions, management uses available evidence at the time of the financial statements. Because of the judgments and uncertainties associated with estimating the amounts and the timing and likelihood of possible outcomes, actual results could differ from these estimates. If actual results differ from these assumptions, it may have an adverse impact on the Component’s assets, liabilities, revenues and direct operating expenses.

Significant Accounting Policies

Mortgage Servicing Rights

Mortgage servicing rights represent the capitalized value of the right to receive future cash flows from the servicing of mortgage loans for others. Because residential mortgage loans typically contain a prepayment option, borrowers often elect to prepay their mortgage loans by refinancing at lower rates during declining interest rate environments. The borrower’s ability to prepay is at times impacted by other factors in the current environment that may limit their eligibility to refinance (e.g. a high loan to value ratio). When a loan is refinanced, the stream of cash flows generated from servicing the original mortgage loan is terminated. As such, the fair value of MSRs have historically been very sensitive to changes in interest rates and tend to decline as market interest rates decline and increase as market interest rates rise. ResCap capitalizes originated or purchased MSRs based upon the fair value of the servicing rights at the time of origination or purchase. GAAP requires that the value of MSRs be determined based on market transactions for comparable servicing assets, if available. In the absence of representative market transaction information, valuations are based on other available market evidence and modeled market expectations of the present value of future estimated net cash flows that market participants would expect from servicing. When observable prices are not available, management uses internally developed discounted cash flow models to estimate the fair value.

ResCap’s valuation models estimate net cash flows based on assumptions that it believes would be used by market participants combined with market based assumptions for loan prepayment rates, interest rates, default rates, and discount rates that management believes approximate yields required by investors for these assets. Servicing cash flows primarily include servicing fees, ancillary income, and late fees less operating costs to service the loans. The estimated cash flows are discounted using an option–adjusted spread-derived discount rate. Management considers the best available information and exercises significant judgment in estimating and assuming values for key variables in the modeling and discounting process. MSRs are carried at estimated fair value. For all periods presented, the MSR valuation represents a Level 3 valuation.

Notes to Financial Statements

Certain Servicing & Origination Operations

(A Component of Residential Capital, LLC)

The following key assumptions are used in the valuation approach for MSRs:

•

Prepayment — The most significant drivers of MSR value are actual and forecasted portfolio prepayment behavior. Prepayment speeds represent the rate at which borrowers repay their mortgage loans prior to scheduled maturity. The most significant factor influencing prepayment speeds is the interest rate environment. However, prepayment speeds are influenced by a number of factors such as the value of the collateral, government programs, and other market factors. As interest rates rise, prepayment speeds generally slow, and as interest rates decline, prepayment speeds generally accelerate. When mortgage loans are paid or expected to be paid earlier than originally estimated, the expected future cash flows associated with servicing such loans are reduced. ResCap primarily uses third–party models to project residential mortgage loan payoffs. Model performance is measured by comparing prepayment predictions against actual results at both the portfolio and product level.

•	Discount rate — The cash flows of the MSRs are discounted utilizing appropriate risk-adjusted yield assumptions that, when applied to projected cash flows, produce fair value.

•

Base mortgage rate — The base mortgage rate represents the current market interest rate for newly originated mortgage loans. This rate is a key component in estimating prepayment speeds of the portfolio because the difference between the current base mortgage rate and the interest rates on existing loans in the portfolio is an indication of the borrower’s likelihood to refinance.

•

Cost to service — In general, servicing cost assumptions are based on actual expenses directly related to servicing. These servicing cost assumptions are compared to market-servicing costs when market information is available. The servicing cost assumptions include expenses associated with activities related to loans in default.

•

Volatility — Volatility represents the expected rate of change of interest rates. The volatility assumption used in the valuation methodology is intended to estimate the range of expected outcomes for future interest rates. Implied volatility assumptions are used in connection with the valuation of the MSRs. Implied volatility is defined as the expected rate of change in interest rates derived from the prices at which options on interest rate swaps or swaptions are trading.

ResCap periodically performs a series of reasonableness tests, including the following, with respect to its entire MSR portfolio, including the FNMA MSR, as it deems appropriate.

•

Review and compare data provided by an independent third–party broker. Evaluate and compare the fair value price, multiples, and underlying assumptions to data, including prepayment speeds, discount rates, and cost to service provided by an independent third–party broker.

•	Review and compare pricing of publicly traded interest-only securities. Evaluate and compare the fair value to publicly traded interest-only stripped mortgage-backed securities by age and coupon.

•

Review and compare fair value price and multiples. Evaluate and compare the fair value price and multiples of the MSRs to market fair value prices and multiples reported in external surveys produced by third–parties.

•

Compare actual monthly cash flows to projections. Compare actual monthly cash flows to those projected in the MSR valuation. Based upon the results of this comparison, assess the need to modify the individual assumptions used in the valuation. This process calibrates the model to actual servicing cash flow results.

•

Review and compare recent bulk mortgage servicing right acquisition activity. Evaluate the reliability and relevance of market trades, including the valuation implied in the auction results. Until very recently, there was a lack of comparable transactions between willing buyers and sellers in the bulk acquisition market, which is the best indicator of fair value. Market activity is monitored and tracked on an ongoing basis.

ResCap generally expects the valuation of its MSRs to be within a reasonable range of these comparisons. Changes in assumptions could have a significant impact on the determination of fair value. In order to develop a best estimate of fair value, management reviews and analyzes the output from the models and makes adjustments to the valuation to take into consideration other factors that may not be captured. To the extent a valuation is deemed to be outside of a reasonable range, it may be adjusted accordingly.

The assumptions used in modeling expected future cash flows of MSRs have a significant impact on the fair value of MSRs and, potentially, a corresponding impact to revenues. Based on the market information obtained, the MSR valuations and the assumptions used to value the Component MSRs were reasonable and consistent with what an independent market participant would use to value the assets.

Notes to Financial Statements

Certain Servicing & Origination Operations

(A Component of Residential Capital, LLC)

Derivative Instruments and Hedging Activities

In anticipation of its bankruptcy filing, on May 10, 2012, ResCap terminated all of its outstanding hedge transactions with respect to its MSRs and has not entered into any new MSR hedging transactions post-petition. ResCap continues to enter into hedge transactions to mitigate its economic exposure to changes in interest rates and other market risks associated with its origination activities and mortgage loans held-for-sale. ResCap historically transacted interest rate swaps, caps and floors, options to purchase these items, futures and forward contracts, constant monthly maturity (index trades), synthetic interest only and principal only securities and/or to–be–announced (TBAs) securities in connection with its risk management activities. ResCap’s primary objective in executing these financial instruments was to mitigate its economic exposure to future events that are outside of its control. These financial instruments are utilized to manage interest rate risk and cash flow volatility associated with MSRs, mortgage loans held-for-sale and borrower interest rate lock commitments.

The primary economic risk related to MSRs is interest rate risk and the resulting impact on prepayment speeds. A significant decline in interest rates could lead to higher than expected prepayments that could reduce the value of the MSRs. Prior to the ResCap bankruptcy filing, ResCap economically hedged the impact of this risk with derivative financial instruments. Changes in the fair value of derivative financial instruments held for MSR risk management purposes are reported in servicing asset valuation and hedge activities, net. Hedging results related to the FNMA MSR were allocated to the Component based upon the relative risk of the FNMA MSR to the total ResCap MSR.

ResCap enters into interest rate lock commitments with borrowers that require it to originate a mortgage at a stated amount and rate (IRLC); these are derivative contracts consistent with ResCap’s intent to sell the mortgage loan. Changes in the fair value of derivative financial instruments and nonderivative financial instruments held for risk management purposes hedging the Components originated mortgage loans held-for-sale and IRLCs and changes in the value of the Components IRLCs are reported in gain on sale of mortgage loans, net. Changes in the fair value of derivative and nonderivative financial instruments related to the FNMA retention and recapture originations of the Component were allocated based on the relative percentage of the Component’s originations to total originations of ResCap.

Cost to Service

Cost to service is comprised of those costs incurred by the servicer in delivering base and default servicing activities. Base servicing costs include customer service (call center and customer correspondence), payment and escrow operations, investor reporting, document management, lien releases (loan payoffs), administration and the related information technology infrastructure and support. Default servicing costs include loss mitigation, single point of contact customer support, collections efforts, foreclosure and bankruptcy support, property preservation and related administrative activities. Cost to service was allocated to the Component based upon separately determined per loan costs for base and default servicing.

Accounts Receivable and Servicing Fees

Accounts receivable are recorded at net realizable value and include servicer advances and servicing and related fees receivable. In connection with the Component’s servicing activities, we make certain payments for property taxes and insurance premiums, default and property maintenance payments, as well as advances of principal and interest payments before collecting them from individual borrowers. Servicer advance receivables, including contractual interest are priority cash flows in the event of a loan principal reduction or foreclosure and ultimate liquidation of the real estate–owned property. The Component’s potential advance obligation for any mortgage loan is influenced by the borrower’s performance and credit quality. A reserve is established for any servicing advances where collectability is in doubt.

Servicing fees receivables represent accrued and uncollected contractual servicing fees and late fees related to the servicing of mortgage loans for others. Servicing fee accruals are suspended when loans are delinquent for more than 60 days. Revenue accrued, but not collected, at the date loans become delinquent for more than 60 days is reversed and subsequently recognized only to the extent it is received in cash. Late fees represent amounts the servicer is contractually permitted to charge borrowers in connection with late payments. In the ordinary course of business, late charges may be waived at the discretion of the servicer or may be required as part of certain loan modification programs. As a result, revenue recognition is dependent on actual collection experience and estimates regarding the potential impact of modification or other borrower relief programs.

We receive servicing fees based on the unpaid principal balance of securitized loans, late fees and certain ancillary fees, all of which are reported in servicing fees. Servicing fees were allocated to the Component based upon the actual loans and related contractual servicing fees underlying the FNMA MSR.

Notes to Financial Statements

Certain Servicing & Origination Operations

(A Component of Residential Capital, LLC)

Transfers of Financial Assets

We originate, sell and service consumer mortgage loans that conform to the requirements of FNMA. We typically sell loans into FNMA securitizations which involve the use of variable interest entities. We account for these transfers of financial assets as sales. Economic interests in the securitized and sold assets are retained in the form of servicing rights. In order to achieve sale for accounting purposes, the assets being transferred must be legally isolated, not be constrained by restrictions from further transfer, and be deemed to be beyond the transferor’s control. If we were to fail any of the three criteria for sale accounting, the transaction would not be recorded as a sale, and the variable interest entity would be consolidated. However, if we meet the criteria, the transaction would be recorded as a sale, and the variable interest entity would not be consolidated.

Gains or losses on transfers of financial assets to FNMA securitizations take into consideration the fair value of any retained servicing assets, which are initially recorded at fair value at the date of sale. The estimate of the fair value of the servicing requires us to exercise judgment about the timing and amount of future cash flows from the interests. Gains or losses on transfers of financial assets to FNMA securitizations are reported in gain on sale of mortgage loans, net. FNMA securitization delivery fees are reported as a reduction of gain on sale of mortgage loans, net.

The investors in the securitization trusts have no recourse to the Components assets.

Loan Brokerage

We market and solicit consumer mortgage loans meeting the underwriting guidelines of FNMA. We broker, or introduce, substantially all of these loans to Ally Bank, a wholly-owned subsidiary of Ally Inc. In exchange for these services, the Component receives a broker fee from Ally Bank. Broker fee income is recognized in the period in which the loan is funded by Ally Bank.

Fixed Assets

Fixed assets are stated at cost, net of accumulated depreciation and amortization. Included in fixed assets of the Component are furniture and fixtures, leasehold improvements and information technology hardware and capitalized software costs. Depreciation and amortization is computed on the straight–line basis over the estimated useful lives of the assets, which generally ranges from three to twelve years. Capitalized software that is not expected to provide substantive service potential or for which development costs significantly exceed the amount originally expected is considered impaired and written down to fair value.

Information technology hardware and capitalized software to be acquired were specifically identifed. Furniture and fixtures and leasehold improvements were allocated based upon the allocated square footage expected to be occupied by Walter to the total square footage of the facility.

3. Servicing Activities

Mortgage Servicing Rights

The following table summarizes activity related to the FNMA MSR. Although there are limited market transactions that are directly observable, management estimates fair value based on the price it believes would be received to sell the MSR asset in an orderly transaction under current market conditions.

($ in thousands)	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
Estimated fair value January 1,	$440,362	$743,689
Additions recognized on sale of mortgage loans	423	949
Subtractions from sales of servicing assets	—	(301)
Changes in fair value:
Due to changes in valuation inputs or assumptions used in the valuation model	(97,561)	(217,183)
Other changes in fair value	(44,759)	(86,792)

Estimated fair value at end of period	$298,465	$440,362

Changes in fair value due to changes in valuation inputs or assumptions used in the valuation models include all changes due to a revaluation by a model or by a benchmarking exercise. Other changes in fair value primarily include the accretion of the present value of the discount related to forecasted cash flows and the economic run-off of the portfolio.

Notes to Financial Statements

Certain Servicing & Origination Operations

(A Component of Residential Capital, LLC)

ResCap pledges the FNMA MSR as primary collateral under various of ResCap’s liquidity facilities. Walter is not assuming any of these liabilities as part of the proposed transaction. Outstanding liens with respect to the FNMA MSR will be released upon closing of the proposed transaction.

The key economic assumptions implied by the allocation of fair value and the sensitivity of the fair value of the FNMA MSRs to immediate 10% and 20% adverse changes in those assumptions were as follows.

($ in thousands)	September 30, 2012	December 31, 2011
Weighted average life (in years)	3.6	3.7
Weighted average prepayment speed	20.5%	20.2%
Impact on fair value of 10% adverse change	$(27,407)	$(29,401)
Impact on fair value of 20% adverse change	(51,426)	(55,793)
Weighted average discount rate	1.9%	3.7%
Impact on fair value of 10% adverse change	$(2,592)	$(5,872)
Impact on fair value of 20% adverse change	(5,139)	(11,589)

These sensitivities are hypothetical and should be considered with caution. Changes in fair value based on a 10% and 20% variation in assumptions generally cannot be extrapolated because the relationship of the change in assumptions to the change in fair value may not be linear. Also, the effect of a variation in a particular assumption on the fair value is calculated without changing any other assumption. In reality, changes in one factor may result in changes in another (e.g., increased market interest rates may result in lower prepayments and increased credit losses) that could magnify or counteract the sensitivities. Further, these sensitivities show only the change in the asset balances and do not show any expected change in the fair value of the instruments that may be used to manage the interest rate and prepayment risks associated with these assets.

The components of servicing asset valuation and hedge activities, net, were as follows.

	Nine months ended September 30,	Years ended December 31,
($ in thousands)	2012	2011	2010
Change in estimated fair value of mortgage servicing rights	($142,320)	($303,975)	($303,576)
Change in fair value of derivative financial instruments	37,711	158,921	117,011

Servicing asset valuation and hedge activities, net	($104,609)	($145,054)	($186,565)

Mortgage Servicing Fees

The components of servicing fees were as follows.

	Nine months ended September 30,	Years Ended December 31,
($ in thousands)	2012	2011	2010
Contractual servicing fees	$82,472	$159,613	$198,222
Late fees	11,686	19,102	18,578
Ancillary fees	15,953	23,903	31,513

Total	$110,111	$202,618	$248,313

Ancillary fees primarily include fees earned in connection with managing and disposing of real property acquired in connection with mortgage loan foreclosures and fees earned related to loan modifications under the Home Affordable Modification Program, an official modification program of the Departments of the Treasury and Housing and Urban Development. Ancillary fee income is recognized on a cash received basis.

Notes to Financial Statements

Certain Servicing & Origination Operations

(A Component of Residential Capital, LLC)

Mortgage Servicer Advances

Servicer advances were comprised of the following:

($ in thousands)	September 30, 2012	December 31, 2011
Taxes and insurance	$128,414	$117,167
Default and property maintenance	58,538	41,618
Principal and interest	522	683
Allowance	(5,110)	(4,081)

Total servicer advances	$182,364	$155,387

ResCap pledges servicer advances as primary collateral under certain of ResCap’s liquidity facilities. Walter is not assuming any of these liabilities as part of the proposed transaction. Outstanding liens with respect to servicer advances will be released as part of the proposed transaction.

Serviced Mortgage Assets

The following table sets forth information concerning the delinquency experience in the Components servicing portfolio, including pending foreclosures.

	September 30,		December 31,
	2012		2011
($ in millions)	Number of loans	Unpaid principal balance	Number of loans	Unpaid principal balance
Total mortgage loans serviced	425,669	$49,136	514,796	$63,613

Period of delinquency
30 to 59 days	14,371	$1,928	16,192	$2,196
60 to 89 days	5,237	755	4,932	737
90 days or more	4,910	793	4,213	744
Foreclosures pending	13,628	2,259	14,898	2,471
Bankruptcies	6,871	1,019	7,163	1,072

Total delinquent loans	45,017	$6,754	47,398	$7,220

Percent of mortgage loans serviced		13.7%		11.3%

To the extent a servicer exceeds certain timelines established by FNMA with respect to loss mitigation and foreclosure activities, FNMA can assess a compensatory fee against the servicer. Compensatory fee expense of $6.9 million, $1.7 million and $7.5 million was recognized in other non-interest expense, net for the nine months ended September 30, 2012 and for the years ended December 31, 2011 and 2010, respectively. Accrued compensatory fees will not be assumed by Walter.

Other

Walter will manage certain litigation in connection with the acquired FNMA MSR. Such matters generally include actions associated with ongoing loan servicing, loss mitigation and foreclosure, and other related activities. These legal actions may include claims against the Debtors for compensatory and/or punitive damages or claims for indeterminate amounts of damages based on actions or events occurring prior to closing date of the Walter transaction, any liability for which would not be assumed by Walter but would instead be addressed in the context of the Debtors’ bankruptcy proceedings.

Notes to Financial Statements

Certain Servicing & Origination Operations

(A Component of Residential Capital, LLC)

4. Other Liabilities

($ in thousands)	September 30, 2012	December 31, 2011
Due to FNMA:
Guarantee fees payable	$4,631	$7,316
Payoff interest	2,330	2,210
Lender paid mortgage insurance	2,385	2,883
Other	2,082	1,790

Total other liabilities	$11,428	$14,199

We pay FNMA guarantee fees in connection with the Components MSR. The related liability generally represents one month of accrued fees. As servicer we are obligated to pay scheduled interest in connection with serviced mortgage loans that pay-off or otherwise liquidate prior to their scheduled payment date (payoff interest). Payoff interest is recognized as a reduction of servicing fee income.

As part of the Component’s origination activities, borrowers can choose to pay a higher interest rate or an upfront cash payment in connection with their mortgage loan instead of making monthly mortgage insurance premium payments. We recognize a liability representing the expected future mortgage insurance premiums payable.

6. Contingencies

Assumed Employee Liabilities

In accordance with the terms of the APA, Walter will assume certain employee liabilities, including deferred compensation awards made under the Ally Inc. Long-Term Equity Compensation Incentive Plan (Plan) to certain employees expected to be employed by Walter. The Plan liability included in Employee compensation and benefits was $3.5 million and $3.0 million at September 30, 2012 and December 31, 2011, respectively. To the extent the Ally Inc. Compensation, Nominating and Governance Committee concludes the Section 363 Asset Sales represent a Sale of a Business, as defined in the Plan, Ally Inc. will assume the related liabilities with respect to the eligible employees to be employed by Walter.

7. Related Party Transactions

ResCap has historically entered into a number of significant agreements and transactions with Ally Inc. and its subsidiaries, including derivative financial instruments, a loan broker agreement, a mortgage loan purchase and sale agreement and a shared services agreement, among others.

ResCap acts in a broker capacity and provides loan processing services to Ally Bank to support its origination and purchase of loans, as well as loan closing services. ResCap receives broker fees from Ally Bank for such services. ResCap brokered virtually all of the loan production from its origination channels to Ally Bank and substantially all of ResCap’s loan purchases are executed with Ally Bank. Accordingly, virtually all the broker fees allocated to the Component were earned from Ally Bank and substantially all of the retention and recapture originations allocated to the Component were purchased from Ally Bank.

ResCap incurred expenses, including costs allocated to it by Ally Inc. for certain shared services that were not allocated to the Component. The general categories of expenditures include cash and liquidity management, shared facilities, employees performing certain general and administrative functions, including accounting and finance, accounts payable, human resources, legal, and certain information technology services and systems. As these amounts are not specifically identifiable as expenses of the Component, such expenses are not included in these financial statements.

8. Subsequent Events

Events subsequent to September 30, 2012, were evaluated through January 31, 2013, the date on which these Financial Statements were available to be issued.